Exhibit 99.1
PROS Holdings, Inc. Reports First Quarter 2011
Financial Results
•	Total revenue of $21.4 million, exceeded the high end of revenue guidance

•	GAAP net income of $0.03 per share and non-GAAP net income of $0.07 per share
Houston, Texas — May 5, 2011 — PROS Holdings, Inc. (NYSE: PRO), a leading provider of pricing and revenue management software solutions, today announced financial results for the first quarter ended March 31, 2011.
Total revenue for the first quarter of 2011 was $21.4 million, which exceeded the high end of the Company’s revenue guidance for the quarter, and increased 24% from the first quarter of 2010.
Andres Reiner, CEO, stated, “We are pleased with our financial performance in the first quarter, and with our execution on three key milestones that we believe position us well for continued top-line growth. Our recently launched business-to-business cloud offerings, PROS Price2Profit™ and PROS Quote2Win™, extend our prescriptive pricing capabilities to middle market customers. We launched a reseller program to serve new markets and expand our geographic reach, while also expanding the size of our direct sales team which continues to focus on enterprise-scale transactions. Our certification for integration into the Oracle eBusiness Suite further validates the strength of our integration with key ERP solutions partners. We continue to view 2011 as an investment year and believe that as we execute against our strategy that we will drive continued top-line growth and expand our long-term profitability potential.”
For the quarter ended March 31, 2011, income from operations in accordance with generally accepted accounting principles (“GAAP”), was $1.2 million, compared with $0.8 million in the first quarter of 2010. GAAP net income in the quarter was $0.9 million, or $0.03 per share, compared with GAAP net income of $0.5 million, or $0.02 per share, in the first quarter of 2010.
For the quarter ended March 31, 2011, non-GAAP income from operations, which excludes share-based compensation expense of $1.8 million, was $3.0 million, an increase of 37% from $2.2 million in the first quarter of 2010. Non-GAAP net income was $2.0 million, or $0.07 per share, an increase of 52% from $1.3 million, or $0.05 per share, in the first quarter of 2010.
Recent Business Highlights
•	Launched two prescriptive pricing cloud offerings native to the Force.com platform, PROS Price2Profit™ and PROS Quote2Win™ which target middle market customers and are available on the salesforce.com AppExchange.

•	Introduced a reseller channel program with two initial partners to serve customers and geographies not served by PROS’ growing direct sales force, extending overall sales reach domestically and internationally.

•	Received certification from Oracle for integration with Oracle’s eBusiness Suite, reflecting PROS’ on-going commitment to integrating with leading technology platforms and partners including SAP, Microsoft and salesforce.com.

•	Conducted several events to promote awareness and adoption of PROS pricing optimization solutions including participation in three roundtable discussions at CFO Magazine’s 2011 Corporate Performance Management Conference, hosting B2B Pricing Summits in New York and Amsterdam, and a European User Conference.
Charles Murphy, Executive Vice President and CFO, stated, “We are pleased with our performance in the first quarter and believe 2011 is off to a good start. Revenue was above our expected range with both license & implementation revenue and maintenance & support revenue growing on a year-over-year and sequential basis. This upside was also reflected in our bottom-line results. We also experienced positive cash flows as a result of strong collections during the quarter. We anticipate top-line growth for the second quarter, and remain optimistic about the full-year. While we continue to make investments in our long-term growth, we anticipate that as our business scales, we will ultimately see improving operating leverage driving higher profit margins in the long term.”
The attached table provides a reconciliation of GAAP to non-GAAP income from operations and net income as well as net income per share available to common stockholders for the quarter and year ended March 31, 2011 and 2010.
Financial Outlook
Based on information as of today, PROS is providing the following outlook for the second quarter of 2011:
Second Quarter of Fiscal Year 2011:
•	The Company expects total revenue in the range of $23.3 million to $23.7 million.

•	The Company is projecting GAAP income from operations of $1.3 million to $1.7 million and GAAP earnings per share of $0.03 to $0.04.

•	The Company is projecting non-GAAP income from operations of $2.9 million to $3.3 million and non-GAAP earnings per share of $0.07 to $0.08. Non-GAAP income from operations for the second quarter excludes estimated non-cash share-based compensation charges of approximately $1.6 million.

•	Earnings per share are based on an estimated weighted average of 27.8 million diluted shares outstanding.
The GAAP and non-GAAP projections provided above are based on an estimated tax rate of 33%.
Conference Call
In conjunction with this announcement, PROS Holdings, Inc. will host a conference call on May 5, 2011, at 4:30 p.m. (ET) to discuss the company’s financial results. To access this call, dial (866) 788-0547 (domestic) or (857) 350-1685 (international). The pass code for the call is 64793015. Additionally, a live web cast of the conference call will be available in the “Investor Relations” section of the Company’s web site at www.prospricing.com.
Following the conference call, a replay will be available at (888) 286-8010 (domestic) or (617) 801-6888 (international). The replay pass code is 53713198. An archived web cast of this conference call will also be available in the “Investor Relations” section of the Company’s web site at www.prospricing.com.
About PROS
PROS Holdings, Inc. (NYSE: PRO) is a leading provider of prescriptive enterprise pricing and revenue management software products, specializing in price analytics, price execution, and price optimization. By using PROS’ software products, companies gain insight into their pricing strategies, identify pricing-based profit leaks, optimize their pricing decision making and improve their business processes and financial performance. PROS’ software products implement advanced pricing science, which includes operations research, forecasting and statistics. PROS high performance software architecture supports real-time high volume transaction processing and allows PROS to handle the processing and database requirements of the most sophisticated and largest customers, including customers with hundreds of simultaneous users and sub-second electronic transactions.
PROS provides professional services to configure its software products to meet the specific pricing needs of each customer. PROS has implemented over 500 solutions across a range of industries in more than 50 countries.
Founded in 1985, PROS is headquartered in Houston, Texas. Today, PROS has over 400 employees, more than 100 with advanced degrees and over 25 with Ph.D.s. To learn more about PROS, please visit www.prospricing.com.
Forward-looking Statements
This press release contains forward-looking statements, including statements about PROS’ future financial performance, positioning of PROS, optimism of PROS management, customer successes, competition, the performance of PROS prescriptive pricing software-as-a-service offerings, the growth and reach of PROS’ reseller network and direct sales force, success of integration with key ERP leaders, awareness of PROS pricing optimization solutions, the growth of PROS partner and influencer ecosystem, PROS’ markets, product development, the demands for PROS solutions, the performance of PROS solutions, the predictability of the PROS business and PROS’ effective tax rate and the continued reinstatement of the R&E tax credit. The forward-looking statements contained in this press release are based upon PROS’ historical performance and its current plans, estimates and expectations are not a representation that such plans, estimates or expectations will be achieved. Factors that could cause actual results to differ materially from those described herein include risks related to: (a) a slowdown in the economy has on PROS’ sales cycles, prospects’ and customers’ spending decisions and timing of implementation decisions, (b) PROS’ ability to sell its solutions and successfully install and deliver the products and services at levels required to meet its future financial performance expectations, (c) PROS’ ability to develop and sell new products and product enhancements with the required technical specifications and functionality desired by customers, (d) the ability of the market for enterprise pricing and margin optimization software to grow, (e) the ability of the PROS revenue model to continue to provide the level of predictability to the PROS business which it historically has provided, (f) PROS’ ability to maintain its current level of gross margins, (g) PROS’ ability to maintain historical maintenance renewal rates, (h) PROS’ ability to deliver its solutions according to the acceptance criteria of its customers and the avoidance of dispute related thereto, (i) the ability of PROS management to grow the business successfully, (j) PROS’ implementation of its solutions without modification or negotiation of contractual arrangements, (k) the amount of revenue we expect to derive from backlog (l) the impact of currency fluctuations on our results of operations, (m) the success of PROS’ alliances and partnerships and (n) civil and political unrest in international regions in which we operate. Additional information relating to the uncertainty affecting the PROS business are contained in PROS’ filings with the Securities and Exchange Commission. These forward-looking statements represent PROS’ expectations as of the date of this press release. Subsequent events may cause these expectations to change, and PROS disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures
PROS has provided in this release certain financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP revenue, gross profit, selling, general and administrative expenses, research and development expenses, income from operations, net income, diluted earnings per share and net cash provided by operating activities. PROS uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating PROS’ ongoing operational performance.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed above. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release. PROS use of non-GAAP financial measures may not be consistent with the presentations by similar companies in PROS industry.

Investor Contact:
PROS Investor Relations
Tel: 713-335-5879
e-mail: ir@PROSpricing.com
Media Contact:
PROS Corporate Communications
Tel: 713-335-5197
e-mail: corpcomm@PROSpricing.com

PROS HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share amounts)
(Unaudited)

	March 31,	December 31,
	2011	2010
Assets:
Current assets:
Cash and cash equivalents	$61,499	$55,845
Short-term investments	365	73
Accounts and unbilled receivables, net of allowance of $900 and $1,020, respectively	22,875	27,402
Prepaid expenses and other current assets	7,237	6,170

Total current assets	91,976	89,490
Restricted cash	329	293
Property and equipment, net	3,298	3,248
Other long term assets, net	5,269	5,097

Total assets	$100,872	$98,128

Liabilities and stockholders’ equity:
Current liabilities:
Accounts payable	$1,163	$2,131
Accrued liabilities	1,321	1,998
Accrued payroll and other employee benefits	3,937	4,606
Deferred revenue	30,309	28,429

Total current liabilities	36,730	37,164
Long-term deferred revenue	1,297	1,461

Total liabilities	38,027	38,625

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.001 par value, 75,000,000 shares authorized, 31,190,587 and 30,777,000 shares issued, respectively, 26,773,002 and 26,359,415 shares outstanding, respectively	31	31
Additional paid-in capital	72,330	69,844
Treasury stock, 4,417,585 common shares, at cost	(13,938)	(13,938)
Accumulated other comprehensive loss	(11)	(11)
Retained earnings	4,433	3,577

Total stockholders’ equity	62,845	59,503

Total liabilities and stockholders’ equity	$100,872	$98,128

PROS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)
(Unaudited)

	For the Three Months
	Ended March 31,
	2011	2010

Revenue:
License and implementation	$13,793	$10,372
Maintenance and support	7,613	6,955

Total revenue	21,406	17,327

Cost of revenue:
License and implementation	4,623	3,220
Maintenance and support	1,710	1,495

Total cost of revenue	6,333	4,715

Gross profit	15,073	12,612
Gross margin	70.4%	72.8%

Operating expenses:
Selling, general and administrative	7,871	6,632
Research and development	5,960	5,214

Total operating expenses	13,831	11,846

Income from operations	1,242	766

Other income:
Interest income	18	11

Income before income tax provision	1,260	777
Income tax provision	404	306

Net income	$856	$471

Net earnings attributable to common stockholders per share:
Basic	$0.03	$0.02
Diluted	$0.03	$0.02

Weighted average number of shares:
Basic	26,594,083	25,912,444
Diluted	27,447,436	26,551,166

PROS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(Unaudited)

	Ended March 31,
	2011	2010

Operating activities:
Net income	$856	$471
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	367	330
Share-based compensation	1,756	1,419
Excess tax benefits on vesting of restricted stock units	(852)	(532)
Provision for doubtful accounts	38	—
Deferred taxes, net	(201)	—
Amortization of capitalized costs	—	37
Changes in operating assets and liabilities:
Accounts receivable	5,013	(6,189)
Unbilled receivables	(542)	(792)
Prepaid expenses and other	(203)	309
Accounts payable, accrued liabilities, accrued contract labor and accrued payroll	(2,016)	(627)
Deferred revenue	1,716	5,189

Net cash provided by (used in) operating activities	5,932	(385)

Investing activities:
Purchases of property and equipment	(697)	(240)
Increase in restricted cash	(36)	(293)
Increase in short-term investments	(292)	—

Net cash used in investing activities	(1,025)	(533)

Financing activities:
Proceeds from the exercise of stock options	1,066	76
Excess tax benefits on vesting of restricted stock units	852	532
Tax withholding related to net share settlement of restricted stock units	(1,171)	(804)

Net cash provided by (used in) financing activities	747	(196)

Net increase (decrease) in cash and cash equivalents	5,654	(1,114)
Cash and cash equivalents:
Beginning of period	55,845	62,449

End of period	$61,499	$61,335

PROS HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Dollars in thousands, except per share data)
(Unaudited)
We use these non-GAAP financial numbers to assist us in the management of the Company because we believe that this information provides a more consistent and complete understanding of the underlying results and trends of the ongoing business due to the uniqueness of these charges.

	For the Three Months		Quarter over
	Ended March 31,		Quarter
	2011	2010	% change
GAAP gross profit	$15,073	$12,612	20%
Non-GAAP adjustment:
GAAP share-based compensation	334	233

Non-GAAP gross profit	$15,407	$12,845	20%

Non-GAAP gross margin	72.0%	74.1%

GAAP selling, general and administrative	$7,871	$6,632	19%
Non-GAAP adjustment:
GAAP share-based compensation	1,072	796

Non- GAAP — selling, general and administrative	$6,799	$5,836	17%

GAAP research and development	$5,960	$5,214	14%
Non-GAAP adjustment:
GAAP share-based compensation	350	390

Non- GAAP research and development	$5,610	$4,824	16%

Income from operations	$1,242	$766	62%
Non-GAAP adjustment:
GAAP share-based compensation	1,756	1,419

Non-GAAP income from operations	$2,998	$2,185	37%

Non-GAAP income from operations %	14.0%	12.6%

GAAP net income	$856	$471	82%
Non-GAAP adjustment:
GAAP share-based compensation	1,756	1,419
Tax impact related to non-GAAP adjustments	(585)	(559)

Non-GAAP net income	$2,027	$1,331	52%

Shares used in computing non-GAAP earnings per share	27,447	26,551

Non-GAAP diluted earnings per share	$0.07	$0.05

Detail of non-GAAP share-based compensation expense:
Cost of revenue	$334	$233
Selling, general and administrative	1,072	796
Research and development	350	390

Total share-based compensation expense	$1,756	$1,419